UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Financial Services, Inc. (the “Company”) will be held on Tuesday, May 15, 2018, at 5:30 p.m.at the John H. Enders Fire Company Social Hall, Berryville, Virginia. The purpose of the meeting shall be as follows:

1.	To elect four (4) Directors, Cary R. Claytor, Mary Bruce Glaize, Randall G. Vinson and James R. Wilkins, Jr., each for a term of three (3) years.

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C., as our independent registered public accounting firm for the year ending December 31, 2018.

3.	To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 2, 2018, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

James W. McCarty, Jr.
Executive Vice President,
Chief Administrative Officer and Secretary-Treasurer

Berryville, Virginia

April 13, 2018

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy card promptly using the enclosed postage-paid envelope. The enclosed proxy card, when returned properly executed, will be voted in the manner directed in the proxy statement. You may also vote by phone or Internet by following the instructions on the enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2018:

The proxy statement and the Company’s 2017 annual report on Form 10-K are available at

www.bankofclarke.com/2018annualmeeting.html

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

May 15, 2018

This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 15, 2018, at 5:30 p.m. at the John H. Enders Fire Company Social Hall, Berryville, Virginia, and at any adjournment thereof.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting and not subsequently revoked will be voted at the meeting. The approximate date on which this proxy statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 13, 2018.

Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted in favor of the election of the nominees named in proposal one, for the ratification of accountants in proposal two and in the best judgment of Messrs. Thomas T. Byrd, Douglas C. Rinker and Robert W. Smalley, Jr. on such other business, if any, which may properly come before the meeting or any adjournment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Company, or by voting in person at the meeting. If your shares are held in “street name” by your bank or broker, please follow the instructions enclosed with this proxy statement for instructions on how to vote, change your vote or revoke your proxy. Please also note that “street name” holders who wish to vote in person at the Annual Meeting must first obtain a legal proxy from the record holder.

The close of business on April 2, 2018, has been fixed as the record date for the Annual Meeting and any adjournment thereof. The number of shares of Common Stock outstanding on that date and entitled to vote at the Annual Meeting was 3,466,117. Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner, except for certain items for which brokers are prohibited from exercising such discretion. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on proposal one without instructions from the beneficial owner; therefore, there may be broker nonvotes on proposal one. A broker may vote on proposal two without instructions from the beneficial owner; therefore, no broker nonvotes are expected to exist in connection with this proposal. If you held your shares in street name, please vote to ensure your shares are voted at the Annual Meeting.

The purposes of the meeting are to elect Directors, ratify the appointment of the Company’s accountants and vote on such other business, if any, that may properly come before the meeting or any adjournment. The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board of Directors of the Company is structured into three classes (I, II, and III) with one class elected each year to serve a three-year term. The term of Class III Directors will expire at the Annual Meeting. The persons named below, all of whom are currently members of the Board, will be nominated to serve as Class III Directors. If elected, the Class III nominees will serve until the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a Director and will have no effect on the outcome of this proposal.

Certain information concerning the nominees for election at the Annual Meeting as Class III Directors is set forth below, as well as certain information about the Class I and II Directors, who will continue in office until the 2019 and 2020 Annual Meetings of Shareholders, respectively. The following biographical information discloses each Director’s age, principal occupation during the last five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Clarke County (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company. In addition, the following information includes the particular experiences, qualifications, attributes and skills that lead the Board to conclude that each person should serve as a Director.

The Board of Directors recommends a vote FOR the Directors nominated to serve as Class III Directors.

Class III (Nominees to be elected to serve until the 2021 Annual Meeting):

Cary R. Claytor, 43, has been a Director since 2018.

Ms. Claytor is the President of H.N. Funkhouser & Company, a local family owned petroleum company that operates in the Northern Shenandoah Valley of Virginia. Ms. Claytor is a native of the Winchester/Frederick County, Virginia area. She is a Certified Public Accountant with a Bachelor of Science degree from the University of Richmond. Additionally, Ms. Claytor is the President-Elect of the Winchester Rotary Club and is a board member of the Mount Hebron Cemetery. Her business experience and skill set are valuable resources to the Company in both her role on the Board of Directors and the Company’s Audit Committee.

Mary Bruce Glaize, 62, has been a Director since 1998.

Mrs. Glaize is a retired educator and local volunteer. She currently serves on the finance committee of the Board of Shenandoah University and is a member of the Garden Club of Virginia Partnership for Parks. Additionally, Mrs. Glaize is a founder and trustee emerita of the Shenandoah Valley Discovery Museum. Her involvement in the communities in which the Company operates allows her to identify the needs of the Bank’s customers and potential customers.

Randall G. Vinson, 71, has been a Director since 1985.

Mr. Vinson is a retired Pharmacist and previous Owner of Berryville Pharmacy in Berryville, Virginia. Mr. Vinson brings an entrepreneurial perspective as well as an understanding of the importance of oversight and risk management.

James R. Wilkins, Jr., 72, has been a Director since 1998.

Mr. Wilkins is the Vice President of Silver Lake Properties, Inc. and JRW Properties and Rentals, Inc. and a member of Silver Lake, LLC, Wilkins Investments, L.P. and Wilkins Enterprises, L.P. These entities are real estate development and management companies in Winchester, Virginia. He is a member of Shenandoah University’s Board and Trustees and a member of the Board of Winchester Equipment Company. He is also a former Board member for Winchester Medical Center Board of Trustees. Until May 2005, Mr. Wilkins was President of Wilkins ShoeCenter, Inc., a footwear retailer in Winchester, Virginia. As a former board member of a public financial institution, Mr. Wilkins brings significant expertise in the areas of management, strategic planning and business development.

Class I (Incumbent directors to serve until the 2019 Annual Meeting):

Thomas T. Gilpin, 65, has been a Director since 1986.

Mr. Gilpin is the Chairman of the Board of both the Company and the Bank. He is the President of Lenoir City Company, a real estate investment company in Winchester, Virginia. He is also President of Clarco Corporation, which operates as Northside Lanes, a bowling center in Winchester, Virginia. He is also a Board member for Valley Health System. Mr. Gilpin’s broad experience provides the Company leadership and consensus-building skills to guide the Board through critical discussions regarding its current challenges and future strategic initiatives.

Scott M. Hamberger, 46, has been a Director since 2016.

Mr. Hamberger is the President and CEO of Integrus Holdings, Inc. where he has been employed since founding the company in 1993. Integrus’ flagship business, Fortessa Tableware Solutions, is a recognized global leader in commercial foodservice and upscale consumer tableware. As an entrepreneur and executive, Mr. Hamberger brings analytical ability and leadership skills to his role as Director. Additionally, by living and operating a business in the Company’s area of operations, Mr. Hamberger is able to help identify the needs of the Company’s customers and potential customers. Mr. Hamberger was recommended for consideration to the Board of Directors by Mr. Robert Sevila, an existing director.

John R. Milleson, 61, has been a Director since 1999.

Mr. Milleson has been the President and Chief Executive Officer of both the Company and the Bank since 1999. From 1997 to 1999, he was Executive Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank. He brings operational risk management and financial accounting knowledge.

Robert W. Smalley, Jr., 66, has been a Director since 1989.

Mr. Smalley is the President of Smalley Package Co., Inc., a company focused on real estate management in Berryville, Virginia.

He is also the Vice Chairman of Loudoun Mutual Insurance Company, a property and casualty insurance provider in the State of Virginia. Mr. Smalley’s institutional knowledge and longstanding board service make him a distinctively qualified member of the board.

Class II (Incumbent directors to serve until the 2020 Annual Meeting):

Thomas T. Byrd, 72, has been a Director since 1995.

Mr. Byrd is the President and Publisher of both the Winchester Evening Star, Inc., a newspaper publishing company headquartered in Winchester, Virginia and Rockingham Publishing Company, a publishing company located in Harrisonburg, Virginia. Additionally, Mr. Byrd is the Chairman of the Board and sole stockholder of Page-Shenandoah Newspaper Corporation, Inc., a publishing company in Winchester, Virginia as well as a director of Winchester Cold Storage in Winchester, Virginia and a member of the Rotary Club of Winchester. Through his experiences, Mr. Byrd has developed relevant financial, accounting and compliance knowledge.

Douglas C. Rinker, 58, has been a Director since 2006.

Mr. Rinker is the Chairman of the Board and President of Winchester Equipment Company, an equipment sales, rental and service company in headquartered in Winchester, Virginia. Additionally, Mr. Rinker currently serves on the Frederick County Economic Development Authority. As the chief executive officer of a successful company, Mr. Rinker provides the Board with valuable insight and guidance on the issues of corporate strategy, business community growth and risk management. Additionally, Mr. Rinker has demonstrated his commitment to the community by assisting several community and civic organizations.

Robert E. Sevila, 74, has been a Director since December 2012.

Mr. Sevila is a principal with Sevila, Saunders, Huddleston and White, P.C. in Leesburg, VA. Mr. Sevila joined the firm in 1974 and his practice emphasizes land use and administrative and municipal law, civil litigation, real estate and commercial law. Mr. Sevila is a member and past Chairman of the Loudoun County Chamber of Commerce and Loudoun County CEO Cabinet, past President of the Board of the Bluemont Concert Series and a former member of the MBA faculty at Shenandoah University where he taught Business Law. Having served in local government elected positions, his knowledge of the Loudoun County market is valuable for the Company’s future growth opportunities.

John D. Stokely, Jr., 65, has been a Director since 2006.

Mr. Stokely is the President and owner of Cavalier Land Development Corp., a real estate development company in Oakton, Virginia and is a former President of the Northern Virginia Building Industry Association and the Home Builders Association of Virginia. Mr. Stokely is also a former Chairman and a current Trustee of Shenandoah University as well as a Trustee of the University of Virginia School of Engineering and Applied Science. His broad experience and perspective as an entrepreneur brings to the Board a substantial resource with respect to finance, strategic planning and corporate governance.

Executive Officers Who Are Not Directors

Kathleen J. Chappell, 51, has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since January 2009. From 2005 to 2008 she served as Senior Vice President and Chief Financial Officer of Middleburg Financial Corporation.

Kaley P. Crosen, 52, has served as Senior Vice President and Human Resources Director since 2008. Ms. Crosen served as Vice President of Human Resources from 1999 to 2008.

Carl A. Esterhay, 62, has served as Senior Vice President and Senior Trust Officer of the Bank since 2014. From 2012 to 2013 he served as Senior Vice President/Wealth Management Market Manager for Regions Financial Corporation. Mr. Esterhay served as Senior Vice President/Senior Trust Team Manager for Wells Fargo Wealth Management from 2009 to 2011.

John E. Hudson, 60, has served as Senior Vice President and Marketing Director of the Bank since 2003. Mr. Hudson served as Vice President and Marketing Director of the Bank from 1994 to 2003.

James W. McCarty, Jr., 48, has served as Executive Vice President and Chief Administrative Officer of the Company and the Bank since 2008. Mr. McCarty served as Vice President and Chief Financial Officer of the Company from 1997 to 2008. Mr. McCarty served as Senior Vice President and Chief Financial Officer of the Bank since 2000.

Joseph T. Zmitrovich, 48, has served as Senior Vice President and Chief Lending Officer of the Bank since August 2016. From 2015 to July 2016 he served as Market President of the Southern Pennsylvania region for BB&T. From 2008 to 2015 he served as Senior Vice President and Commercial Executive for Susquehanna Bank.

SECURITY OWNERSHIP

Ownership of Directors and Executive Officers

The following table sets forth, as of March 19, 2018, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers included in the “Summary Compensation Table” below (collectively, the “named executive officers”) and by all Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Thomas T. Byrd	61,969	(3)	1.79%
Kathleen J. Chappell	5,515		*
Cary R. Claytor	250		*
Thomas T. Gilpin	143,392	(3)	4.14%
Mary Bruce Glaize	9,246		*
Scott M. Hamberger	1,316		*
James W. McCarty, Jr.	44,195	(4)	1.28%
John R. Milleson	111,983	(4)	3.23%
Douglas C. Rinker	11,944		*
Robert E. Sevila	2,769		*
Robert W. Smalley, Jr.	16,985	(3)	*
John D. Stokely, Jr.	12,272		*
Randall G. Vinson	44,504	(3)	1.28%
James R. Wilkins, Jr.	275,981	(3)	7.96%

Directors and executive officers as a group (18 persons)	782,485	(3)(4)	22.58%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Based on 3,466,117 shares issued and outstanding at March 19, 2018.
(3)	Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities as follows: Mr. Byrd, 61,569; Mr. Gilpin, 98,902; Mr. Smalley, 1,584; Mr. Vinson, 12,434; Mr. Wilkins, 101,900.
(4)	Amounts presented include shares of Common Stock held in the Bank of Clarke County Employee 401(k) Savings and Stock Ownership Plan as follows: Mr. McCarty, 9,110; Mr. Milleson, 19,499.

Ownership of Certain Beneficial Owners

The following table sets forth, as of March 19, 2018, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the Company’s Common Stock.

Name and Address	Number of Shares		Percent of Class (%) (1)
James R. Wilkins, Jr.	275,981	(2)	7.96
13 South Loudoun Street
Winchester, Virginia 22601

(1)	Based on 3,466,117 shares issued and outstanding at March 19, 2018.
(2)	Amount includes 36,000 shares held as trustee under the terms of certain trusts and 65,900 shares held by affiliated companies and other entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during the 2017 year, all filing requirements applicable to its officers and directors were timely satisfied other than as follows: Mrs. Chappell – one late report reporting one transaction; Mrs. Crosen – one late report reporting one transaction; Mr. Esterhay - one late report reporting one transaction; Mr. Hudson – one late report reporting one transaction; Mr. McCarty – one late filing reporting one transaction; Mr. Milleson – one late report reporting one transaction.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors has determined that the following 11 individuals of its total 12 members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”): Mrs. Claytor, Mrs. Glaize and Messrs. Byrd, Gilpin, Hamberger, Rinker, Sevila, Smalley, Stokely, Vinson and Wilkins. The Board of Directors considered the relationship between the Company and Mr. Byrd and Mr. Sevila in determining that each were independent under NASDAQ’s listing standards. Mr. Byrd is the President of a newspaper company with which the Bank advertises and Mr. Sevila is a principal with Sevila, Saunders, Huddleston and White, P.C., whom the Bank pays for general legal services rendered from time to time. Other than as set forth above and under “Certain Relationships and Related Transactions”, there are no relationships between the Company and any other independent director. The only Director not considered independent is Mr. Milleson, who serves as the President and Chief Executive Officer of the Company.

Board Leadership Structure and Risk Oversight

The Company has been operating for over 136 years using a board leadership structure in which the President and Chief Executive Officer (“CEO”) and Chairman of the Board of Directors positions are filled by separate individuals. The Company believes that its leadership structure is appropriate because by having an outside independent Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision making processes. In accordance with the Company’s bylaws, the Board of Directors elects the CEO and the Chairman, and each of these positions may be held by the same person or may be held by two persons. Under the Company’s Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Under its charter, the Nominating and Corporate Governance Committee periodically reviews and recommends to the Board the leadership structure of the Board. Because the Company’s Chairman and CEO positions are served by two individuals, the Company currently does not require a Lead Director.

The Company believes that its leadership structure allows the directors to provide effective oversight of its risk management function. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. In carrying out its responsibilities, the Audit Committee works closely with members of Company’s executive management and employees of the firm to which the external audit services of the Company are outsourced. The Audit Committee meets regularly and receives an overview of findings from various risk management initiatives including internal audits, Sarbanes Oxley and compliance reports. The Audit Committee also receives updates between its regular meetings from the CEO, the Chief Administrative Officer (“CAO”) and the Chief Financial Officer (“CFO”), Director of Internal Audit and other members of management relating to risk oversight matters. The Audit Committee provides minutes of all its meetings to the full Board. The full Board also engages in periodic discussions with the CEO, CAO, CFO and other corporate officers as the Board may deem appropriate.

In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may exist in the Company’s executive compensation programs. For a discussion of the Compensation Committee’s review of the Company’s senior executive officer compensation plans, employee incentive compensation plans and the risks associated with these plans, see “Compensation Policy and Practices Review” on page nine of this Proxy Statement.

Code of Ethics

The Board of Directors has approved a Code of Ethics for directors, officers and all employees of the Company and the Bank. The Board has also approved an addendum to the Code of Ethics applicable to the Company’s senior financial management, consisting of the Chief Executive Officer and Chief Financial Officer. The Code of Ethics addendum addresses, among other things, standards that are reasonably necessary to promote honest and ethical conduct, including conduct with respect to conflicts of interest, full, fair, accurate, timely and understandable disclosure in the Company’s required periodic reports and compliance with applicable governmental rules and regulations. A copy of the Company’s Code of Ethics and its addendum may be obtained by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Board and Committee Meeting Attendance

During 2017, the Board of Directors of the Company held nine meetings. The Directors of the Company also serve as Directors of the Bank. The Bank’s Board held twelve meetings in 2017. During 2017, all Directors attended greater than 75% of the aggregate number of meetings of both Boards of Directors and meetings of committees on which he or she was a member.

Executive Sessions

Independent Directors meet periodically outside of regularly scheduled Board meetings. These sessions are led by the Chairman of the Board. The Independent directors met five times during 2017.

Committees of the Board

Audit Committee. The Audit Committee is appointed by the Board of Directors to fulfill its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of both the Company’s Director of Internal Audit and the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee, which may be viewed by visiting the “Investor Relations” section of the Company’s website at www.bankofclarke.com.

The Audit Committee met five times during 2017. This committee consists of Messrs. Hamberger, Sevila, Smalley, Vinson and Wilkins. Each of the members of the Audit Committee is independent as that term is defined in the listing standards of NASDAQ and Securities and Exchange Commission regulations. The Company does not have an “audit committee financial expert” as defined by Securities and Exchange Commission regulations because the Board of Directors believes that each of the members of the Audit Committee has the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

Compensation Committee. The Compensation Committee is a committee of the Bank’s Board of Directors. The Compensation Committee met four times in 2017. The Compensation Committee reviews the CEO’s performance and compensation and reviews and sets guidelines for compensation of the other executive officers. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee consists of Messrs. Hamberger, Rinker, Smalley, Stokely and Wilkins, each of whom is independent as that term is defined by the listing standards of NASDAQ and Securities and Exchange Commission regulations. The Compensation Committee and the Board of Directors have adopted a written charter for the Compensation Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is appointed by the Board of Directors. The Nominating/Corporate Governance Committee met three times during 2017. The Nominating/Corporate Governance Committee consists of Messrs. Byrd, Gilpin, and Sevila, each of whom is independent as that term is defined in the listing standards of NASDAQ. The purpose of this committee is to recommend individuals for election to the Board of Directors in accordance with the Company’s Articles of Incorporation and Bylaws and oversee the corporate governance practices of the Company. The Nominating/Governance Committee and the Board of Directors have adopted a written charter for the Nominating/Corporate Governance Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

In identifying potential nominees, the Nominating/Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and management, and the Board will also consider candidates suggested informally by a shareholder of the Company.

The Nominating/Corporate Governance Committee considers, at a minimum, the following factors for potential new Directors or the continued service of existing Directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise that represents a diversity of background appropriate for the Board.

The process used for selecting new candidates for the Board of Directors involves identifying the need to add a new member with specific qualifications or to fill a vacancy. The Chairman of the Nominating/Corporate Governance Committee will initiate a search, which may involve seeking input from Board members and senior management, and considering any candidates recommended by shareholders. A list of candidates which satisfy certain criteria and otherwise qualify for membership is presented to the Nominating/Corporate Governance Committee. The Chairman of the Board, along with the President and Chief Executive Officer, conducts interviews with preferred candidates from the list. Afterwards, the Nominating/Corporate Governance Committee meets to conduct further interviews of preferred candidates, if necessary, and to recommend final candidates for approval by the full Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an Annual Meeting if timely written notice is received, in proper form, for each such recommended Director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2019 Annual Meeting, the notice must be received within the time frame set forth in the section titled “Shareholder Proposals for the 2019 Annual Meeting” within this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.

Annual Meeting Attendance

The Company has not adopted a formal policy on Director Attendance at its Annual Meeting, although all Directors are encouraged to attend and historically most have done so. All Directors attended the Company’s 2017 Annual Meeting.

Shareholder Communication

Shareholders and other interested parties may communicate with all members or any member of the Board of Directors by addressing correspondence to “Board of Directors” or to the individual Director. Such correspondence should be addressed to the Secretary of the Company, P.O. Box 391, Berryville, Virginia 22611. All communications so addressed will be forwarded promptly, without screening, to the Chairman of the Board of Directors (in the case of correspondence addressed to “Board of Directors”) or to the individual Director.

Director Compensation

The following table provides compensation information for the year ended December 31, 2017 for each non-employee director of the Company’s Board of Directors:

Director Compensation Table

Fiscal Year 2017

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Thomas T. Byrd	14,000	15,625	29,625
Thomas T. Gilpin	23,100	15,625	38,725
Mary Bruce Glaize	11,900	15,625	27,525
Scott M. Hamberger	13,400	15,625	29,025
Douglas C. Rinker	15,200	15,625	30,825
Robert E. Sevila	15,000	15,625	30,625
Robert W. Smalley, Jr.	13,400	15,625	29,025
John D. Stokely, Jr.	17,300	15,625	32,925
Randall G. Vinson	12,600	15,625	28,225
James R. Wilkins, Jr.	13,800	15,625	29,425

(1)	John R. Milleson, the Company’s President and Chief Executive Officer is not included in this table as he receives no compensation for his services as a director. The compensation received by Mr. Milleson as an employee is shown in the Summary Compensation Table on page 14.
(2)	The amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R, Share–Based Payment). The grant date fair value for these stock awards of $31.25 per share was based on the closing sales price of the Company’s common stock on the grant date (June 21, 2017). At December 31, 2017, each non-employee director had no shares of restricted stock outstanding. During 2017, each director received 500 shares of restricted stock in June, which vested in December.

The Compensation Committee evaluates the compensation of the Directors annually. The Compensation Committee relies primarily on information regarding the director compensation of similar financial institutions. Based on this evaluation, the Compensation Committee recommends changes in compensation to the Board of Directors for approval. During 2017, the Compensation Committee recommended no changes be made in director stock compensation.

Non-employee members of the Board of Directors each receive an annual retainer and $500 per Board meeting attended for service as a member of the Bank’s Board of Directors. During 2017, the Chairman of the Board’s retainer was $10,000 and other directors’ retainer was $5,000. Members of the Audit Committee and Compensation Committee received $300 per meeting attended. Members of all other Bank committees received $100 per meeting attended during 2017. In addition to cash compensation, non-employee members of the Board of Directors receive stock awards in accordance with the Company’s Stock Incentive Plan, as disclosed in the footnotes of the table above.

Certain Relationships and Related Transactions

The Company, through its subsidiary Bank, grants loans to and accepts deposits from its directors, principal officers and related parties of such persons during the ordinary course of business. Loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers not related to the Company and do not involve more than the normal risk of collectability or present other unfavorable features. The aggregate balance of loans to directors, principal officers and their related parties was $4,148,778 at December 31, 2017. Deposits are accepted on the same terms, including interest rates, as those prevailing at the time for comparable transactions with other customers. The aggregate balance of deposits from directors, principal officers and their related parties was $19,343,716 at December 31, 2017.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. The Audit Committee of the Board also has the responsibility to review significant conflicts of interest involving directors or executive officers.

In addition, any extensions of credit to directors and officers are required to be on substantially the same terms as comparable transactions to non-related parties at the time of the extension of credit, pursuant to Regulation O – Loans to Executive Officers, Directors and Principal Shareholders of Member Banks of the banking regulations applicable to us.

Compensation Policy and Practices Review

The Compensation Committee and management conducted a review of its compensation plans, policies and practices. The Committee utilizes the assistance of an independent compensation advisor from to time to time, but did not engage an advisor to assist with the Company’s compensation policies, plans and practices during 2017. The Committee reviewed each plan’s stated objective and purpose, categories of participants, the manner in which accountability is assigned for the administration of each plan, performance measures used and the process for determining and verifying results, and the range of potential payouts. In addition, the Committee’s advisor reviewed the competitiveness and mix of compensation elements comprising the total executive compensation package.

As a result of the review, the Committee found that the Company’s compensation policies, plans and practices do not encourage unnecessary or unreasonable risk-taking and do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

General. The Compensation Committee of the Bank’s Board of Directors reviews the salary and other compensation of executive officers, including the named executive officers, and provides oversight of the compensation programs. The Compensation Committee consists entirely of non-employee, independent members of the Board of Directors and operates under a written charter approved by the Board of Directors. All recommendations from the Compensation Committee regarding the compensation of executive officers are approved by the Board of Directors.

The Committee evaluates the appropriateness and competitiveness of the Company’s total compensation program in light of shareholder feedback generally and to ensure the Company’s executive compensation program represents the best interests of shareholders. The Committee is committed to performing a thorough assessment and making changes as deemed necessary to attract and retain the highest quality talent, to reward for achieving the Company’s objectives, and to align with the best interests of the Company and its shareholders.

At the Company’s 2013 Annual Meeting of Shareholders, the shareholders voted on the frequency with which their advisory vote should be held in the future – every one, two or three years. Consistent with shareholders voting, the Company will follow a three-year cycle, and shareholders will be asked to vote on a “say on pay” proposal again in 2019.

Objectives of the Compensation Program. The primary objective of the executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote its growth and profitability and to advance the interest of its shareholders. Additional objectives of our executive compensation program are the following:

•	align executive pay with shareholders’ interests;

•	recognize individual initiative and achievements; and

•	unite the entire executive management team to a common objective.

Executive Compensation Principles. The executive compensation program generally consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives in the form of stock awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a portion of an executive officer’s total compensation to be tied both to the Company’s annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both company performance and individual performance for the fiscal year. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term company performance and an increase in shareholder value. Under the program, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility. Executive officers with greater roles and responsibilities associated with achieving performance targets should receive a lesser proportion of the reward if those targets are not achieved and should receive a greater proportion of the reward if those targets are met or surpassed. In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where executive officers have the greatest influence on strategic performance over time.

How Executive Pay Levels are Determined. The Compensation Committee reviews the executive compensation program and its elements annually. In determining the compensation of the executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	the Company’s financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•	the duties, responsibilities and performance of each executive officer;

•	historical cash and equity compensation levels; and

•	comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviews executive salaries and evaluates compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee. The peer group used for comparison purposes is primarily comprised of public companies in the banking industry that are similar in size with similar market capitalizations and other characteristics. In 2017, the Compensation Committee selected 14 companies for analysis of their financial performance and compensation structures. The financial metrics used by the Compensation Committee to evaluate the Company’s performance and the performance of peer companies included return on assets, return on equity, efficiency, asset quality and net interest margin. The companies included in the peer group for 2017 were:

Access National Corporation	First National Corporation	Old Point Financial Corporation
Bank of the James Financial Group, Inc.	Home Town Bankshares Corporation	Southern National Bancorp of Virginia, Inc.
Chesapeake Financial Shares, Inc.	John Marshall Bancorp, Inc.	Village Bank and Trust Financial Corp.
F & M Bank Corp.	MainStreet Bancshares, Inc.	Washington First Bankshares, Inc.
Fauquier Bankshares, Inc.	New Peoples Bankshares, Inc.

Components of Executive Compensation. The components of the executive compensation program included base annual salary, annual cash incentive payments in the form of bonuses and long-term incentives through equity compensation under the Company’s Stock Incentive Plan. The Company provides retirement benefits through a 401(k) savings plan. The Company also provides health and welfare benefits that include participation in health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the components of executive compensation is designed to reward and provide incentives to executive officers consistent with the Company’s overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2017 can be found in the “Summary Compensation Table” and other tables and narrative disclosures following this discussion.

Base Salary: The Company’s philosophy regarding base salary is to provide reasonable current income to the named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

The base salary for the President and Chief Executive Officer of the Company is approved by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee. In making this determination for 2017, the Compensation Committee evaluated the performance of the President and Chief Executive Officer based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the Board of Directors. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer.

Base salaries for executive officers other than the President and Chief Executive Officer are approved by the Compensation Committee based on the recommendation of the President and Chief Executive Officer. In making base salary determinations for 2017, the President and Chief Executive Officer evaluated the performance of the executive officers based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the executive officers’ performance by the Chief Executive Officer. The President and Chief Executive Officer also reviews the salary survey prepared by the Virginia Bankers Association. No particular weight was given to any particular aspects of the performance of the executive officers.

Annual Incentive Bonus:    In 2017, the Compensation Committee approved performance metrics under our Management Incentive Plan (MIP), which sets the target level of executive cash incentives as a percentage of base salary, as further described below, at December 31, 2017. Each of the named executive officers participates in the Management Incentive Plan.

Executive officers currently have the opportunity to earn an annual incentive award up to a predetermined percentage of total base salary determined by achievement of the Company’s operating or consolidated performance goals. In addition to promoting the achievement of corporate performance goals, the incentive awards are designed to align the interests of executive management with those of shareholders in managing a profitable and sound institution.

In 2017, the MIP was designed to provide incentives that would be reasonable in relation to the payment of base salaries and overall compensation to executive officers, to be competitive with market and peer group incentive practices, and to provide executive officers the opportunity to earn above-target incentives for above-target performance. Consistent with the design goals of our MIP, the Compensation Committee determined that 2017 incentive opportunities for the named executive officers should be targeted at approximately 15% of base salary for the President and CEO, 12% of base salary for the Executive Vice President and CAO and 10% of base salary for the Senior Vice President and CFO. The incentive payout scale, depending on actual results versus target, is shown in the following table extracted from our 2017 Management Incentive Plan.

Award Leverage Schedule: President and CEO

Percent of all Corporate Measures of Performance	Percent of Base Salary
125%	30%
100%-124%	15%
85%-99%	10%
<85%	—

Award Leverage Schedule: Executive Vice President and CAO

Percent of all Corporate Measures of Performance	Percent of Base Salary
125%	25%
100%-124%	12%
85%-99%	8%
<85%	—

Award Leverage Schedule: Senior Vice President and CFO

Percent of all Corporate Measures of Performance	Percent of Base Salary
125%	20%
100%-124%	10%
85%-99%	7%
<85%	—

As shown above, awards are increased when performance exceeds performance targets, and awards are decreased when performance falls below performance targets. Results that fall below a preset threshold result in no incentives being awarded. Ultimately, all incentive awards under the 2017 Management Incentive Plan are at the discretion of the Compensation Committee. Based on discussion with executive management, the Compensation Committee approved the plan performance objectives and the award formula or matrix by which all awards under the 2017 Management Incentive Plan were calculated. Performance measures were selected based on our most important priorities for 2017. The Committee approved a weight for each performance measure to indicate its relative importance and the percent of overall incentives that could be earned for that particular performance measure.

Award Percentages and Performance Measure Weightings

Participant	Net Income	Efficiency	Net Loan Growth
President & CEO	50%	25%	25%
Executive Vice President & CAO	50%	25%	25%
Senior Vice President & CFO	50%	25%	25%

As shown above, the financial and operating targets approved by the Compensation Committee for the 2017 Management Incentive Plan were net income, efficiency and net loan growth. For 2017, the Committee approved the following target performance levels: Net Income of $7.2 million, efficiency ratio of 70.60% and net loan growth of $32.6 million. For 2017, the Company’s actual results were as follows: Net Income of $7.9 million, efficiency ratio of 67.15% and net loan growth of $51.9 million. Actual results for all three objectives averaged approximately 125% of target. The President and CEO received an incentive award equal to 22.50% of his base salary, the Executive Vice President and CAO received an incentive award equal to 18.50% of his base salary, and the Senior Vice President and CFO received an incentive award equal to 15.00% of her base salary. The 2017 incentive award payments to each executive officer are disclosed in the “Summary Compensation Table” below.

Equity Compensation: The Compensation Committee may provide equity compensation to executive officers through long-term stock awards pursuant to the 2014 Stock Incentive Plan. Equity compensation has been made to executive officers in the form of restricted stock, which is both time and performance based. The time based shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date. The goal of the Compensation Committee in granting equity compensation is to directly link an executive’s compensation opportunities with shareholder value creation. The multi-year vesting of stock awards focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed for extended periods to receive the full benefit of the awards.

The performance based shares granted in 2017 vest over a one-year period whereby the executive may receive a portion or all the shares on the one-year anniversary of the grant date depending upon the Company’s overall ranking in the Banks Street Partners, LLC Rank the Banks Report of seventy-three Virginia banks, provided that the executive is employed on the anniversary date. The factors considered in the overall ranking of the Banks Street Partners, LLC Rank the Banks are total assets, net interest margin, noninterest income, total overhead, asset quality and return on average equity. The Company must achieve an overall ranking of at least forty-four (44) for executives to receive the minimum vesting level of 50.00% of awarded performance shares. The Company must achieve a rank of seven (7) or better for the fiscal year of the vesting period for the executive to receive all of the eligible performance based shares granted during 2017. The Company’s final ranking in the Rank the Banks Report was eight (8), resulting in the executives receiving 99.00% percent of the eligible performance based shares granted during 2017.

On January 3, 2017, the Compensation Committee awarded restricted stock grants and performance vested shares to the executive officers. The total amount of stock awards was set based on the executive’s position. The Compensation Committee determined that these stock awards should be split between time and performance based shares, but that more time-based shares should be awarded than performance based to encourage long-term growth in shareholder value.

Retirement and Other Benefits: The Company provides additional compensation to the named executive officers through various plans which are also available to some or all of the employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing a named executive officer’s total annual compensation and when determining the annual and long-term compensation components described above. These plans are described below.

Pension Plan

Effective December 31, 2006, the pension plan was amended and frozen so that no further benefits will accrue under the plan and no additional employees may become participants. The pension plan was terminated effective September 30, 2011 and after receiving final approval from the Internal Revenue Service, distributions in the form of lump-sum cash payments to plan participants, rollovers and purchasing annuity contracts were completed on December 19, 2011.

Employee 401(k) Savings and Stock Ownership Plan

The Company sponsors a 401(k) savings plan under which eligible employees, including executive officers, may defer a portion of their salary on a pretax basis, subject to certain IRS limits. Each participant in this plan has the right to vote the shares of Common Stock allocated to his or her account. Prior to January 1, 2007, the Company matched 50 percent of employee contributions, on a maximum of six percent of salary deferred, with Company common stock or cash, as elected by each employee. In conjunction with amending the pension plan, the 401(k) plan was amended, effective January 1, 2007, to include a non-elective safe-harbor employer contribution and an age-weighted employer contribution. Each December 31st, qualifying employees will receive a non-elective safe-harbor contribution equal to three percent of their salary for that year. Also, each December 31st, qualifying employees will receive an additional contribution based on their age and years of service. The percentage of salary for the age-weighted contribution increases on both factors, age and years of service, with a minimum of one percent of salary and a maximum of ten percent of salary.

In 2017, all executive officers participated in the 401(k) plan and each received all eligible matching contributions under the amended plan. The Company’s contribution to this plan on behalf of each named executive is disclosed in the “Summary Compensation Table” below.

Employment Agreements. In order to retain and attract executive officers, the Company recognizes the need to enter into employment agreements with provisions for benefits in connection with a termination of employment. The Compensation Committee evaluates the potential payments to executive officers under various arrangements that provide for severance payments, including termination and change of control arrangements, in connection with its annual review of executive compensation.

A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found under the captions of “Employment Agreements” and “Potential Payments upon Termination of Employment or Change-in-Control” below.

Annual Compensation of Executive Officers

The following tables and discussion summarize the compensation earned during 2017 and 2016 by (1) the chief executive officer and (2) each of the two other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2017.

Summary Compensation Table

					Non-
					Equity
					Incentive	All
					Plan	Other
				Stock	Compen-	Compen-
Name and		Salary	Bonus	Awards	sation	sation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)
John R. Milleson	2017	370,000	—	76,800	83,250	45,045	575,095
President and Chief Executive Officer	2016	350,000	—	61,800	39,375	43,483	494,658

James W. McCarty, Jr.	2017	252,000	—	54,400	46,620	37,537	390,557
Executive Vice President and Chief Administrative Officer	2016	240,000	—	43,775	21,600	34,935	340,310

Kathleen J. Chappell	2017	202,000	—	40,000	30,300	27,889	300,189
Senior Vice President and Chief Financial Officer	2016	192,000	—	32,188	14,400	24,068	262,656

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R Share–Based Payment). This presentation replaces the dollar amount recognized for financial statements purposes and has been reflected for all fiscal years presented. Stock awards consist of both restricted and performance-based awards. Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. For valuation and discussion of assumptions related to stock and option awards, please refer to Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2018.
(2)	This column represents bonus amounts earned under the Company’s Management Incentive Plan for achievements relating to Company performance and is discussed in further detail on page 10 under the heading “Annual Incentive Bonus”. Based on the attainment of Company performance goals, the payout, as a percentage of base salary, for 2016 incentive plan was 11.25% for the President and CEO, 9.0% for the Executive Vice President and CAO and 7.5% for the Senior Vice President and CFO. Based on the attainment of Company performance goals, the payout, as a percentage of base salary, for 2017 incentive plan was 22.50% for the President and CEO, 18.50% for the Executive Vice President and CAO and 15.00% for the Senior Vice President and CFO.
(3)	The amounts in this column are detailed in the table titled “All Other Compensation” below.

The Company has entered into employment agreements with the named executive officers as described below in the “Employment Agreements” section. All compensation paid to the named executive officers is determined as described above in the “Compensation Discussion and Analysis” section.

All Other Compensation

Fiscal Year 2017

	401(k)	Life	Restricted
	Company	Insurance	Stock
	Contributions	Premiums	Dividends	Total
Name	($)	($) (1)	($) (2)	($)
John R. Milleson	38,432	2,532	4,081	45,045
James W. McCarty, Jr.	32,760	1,885	2,892	37,537
Kathleen J. Chappell	24,240	1,508	2,141	27,889

(1)	The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation, which the Bank provides to all employees.
(2)	The amounts in this column represent dividends received during 2017 on unvested shares of restricted stock. Under the Company’s Stock Incentive Plan, holders are entitled to dividends from the grant date through the vesting period.

Employment Agreements

The Company entered into employment agreements with John R. Milleson and James W. McCarty, Jr., effective January 1, 2004. Both agreements were amended and restated on December 31, 2008. The agreements automatically renew and are extended by one year on a daily basis. Both Mr. Milleson’s and Mr. McCarty’s agreements provide for the termination of employment by the Company without “cause” and the resignation of the executive for “good reason” (as those terms are defined in the Agreement). Under either of these circumstances, the agreements will entitle Mr. Milleson and Mr. McCarty to (i) monthly payments equal to one-twelfth of their annual base salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of their highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that they were designated to receive under the Company’s annual incentive plan, (iii) the continued benefit to them for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which they were entitled to participate prior to their termination and (iv) reasonable out-placement services paid by the Company up to an amount that does not exceed 10% of annual base salary. Mr. Milleson and Mr. McCarty will not be entitled to any compensation or other benefits under the agreement if employment is terminated for cause. If they are terminated without cause or resign for good reason within one year following a “change of control” (as defined in the Agreement), they will receive an amount equal to 299% of their average total compensation over the most recent five calendar year period of their employment with the Company prior to the change in control (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). The agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of employment, and covenants relating to confidentiality and nondisclosure.

An employment agreement with Kathleen J. Chappell became effective April 17, 2013. Following its initial term, this agreement automatically extends by one year on December 31st of each year. Mrs. Chappell’s agreement provides for the termination of employment by the Company without “cause” and the resignation of the executive for “good reason” (as those terms are defined in the Agreement). Under either of these circumstances, the agreement will entitle Mrs. Chappell to (i) monthly payments equal to annual base salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of her highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that she was designated to receive under the Company’s annual incentive plan and (iii) the continued benefit to her for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which she was entitled to participate prior to her termination. Mrs. Chappell will not be entitled to any compensation or other benefits under the agreement if employment is terminated for cause. If Mrs. Chappell is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Agreement), she will receive an amount equal to 299% of her average total compensation over the most recent five calendar year period of her employment with the Company prior to the change in control (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). The agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of employment, and covenants relating to confidentiality and nondisclosure.

The Company has not entered into any other agreement or arrangement that provides for the payment of severance or similar benefits to any of the named executive officers in connection with a termination of employment for any other reason.

Holdings of Stock Options and Stock Awards

The following table contains information concerning unexercised stock options and unvested stock awards at December 31, 2017 for each of the named executive officers.

Outstanding Equity Awards

Fiscal Year-End 2017

	Stock Awards
					Equity
					Incentive
				Equity	Plan
				Incentive	Awards:
				Plan	Market or
				Awards:	Payout
				Number of	Value of
			Market	Unearned	Unearned
		Number of	Value of	Shares,	Shares,
		Shares or	Shares or	Units or	Units or
		Units of	Units of	Other	Other
		Stock That	Stock That	Rights	Rights
		Have Not	Have Not	That Have	That Have
	Grant	Vested	Vested	Not Vested	Not Vested
Name	Date	(#) (1)	($) (3)	(#) (2)	($) (3)
John R. Milleson	1/2/2015	400	12,800	—	—
	1/2/2016	800	25,600	—	—
	1/3/2017	1,200	38,400	1,200	38,400

James W. McCarty, Jr.	1/2/2015	284	9,088	—	—
	1/2/2016	567	18,144	—	—
	1/3/2017	850	27,200	850	27,200

Kathleen J. Chappell	1/2/2015	250	8,000	—	—
	1/2/2016	500	16,000	—	—
	1/3/2017	750	24,000	500	16,000

(1)	These amounts are comprised of unvested shares of time based restricted stock at December 31, 2017. All shares granted vest over a three-year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date.
(2)	These amounts are comprised of unvested shares of performance based restricted stock at December 31, 2017, which were issued January 3, 2017. These shares vest over a one-year period whereby the executive may receive fifty percent of the eligible performance based shares granted if the Company achieves an overall ranking of at least forty-four in the Banks Street Partners, LLC Rank the Banks Report of seventy-three Virginia banks for the fiscal year of the vesting period. The executive may receive all the eligible performance based shares granted during 2017 if the Company achieves a rank of seven or better the Banks Street Partners, LLC Rank the Banks Report of seventy-three Virginia banks. The Company’s overall 2017 ranking in the Banks Street Partners, LLC Rank the Banks Report of seventy-three Virginia banks was eight, resulting in the executives receiving 99% of the eligible performance shares upon their vesting in January 2018.

(3)	These amounts represent the fair market value of the restricted stock awards on December 31, 2017. The closing price of the Company’s common stock was $32.00 on that date.

Equity Compensation Plan

The following table set forth the information as of December 31, 2017, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Number of Securities
	Number of Securities to Be	Weighted Average	Remaining Available
	Issued upon Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans (1)
Equity Compensation Plans
Approved by Shareholders:
2014 Stock Incentive Plan	—	—	446,589
Equity Compensation Plans Not
Approved by Shareholders:(2)	—	—	—

Total	—	—	446,589

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Potential Payments upon Termination of Employment or Change-in-Control

Potential Payments Upon Termination Following Change-in-Control

In the event of termination without cause or resignation for good reason within one year of a change in control, Mr. Milleson’s, Mr. McCarty’s and Mrs. Chappell’s employment agreements with the Company provide for a lump-sum severance payment equal to 2.99 times their average total compensation over the most recent five calendar year period of their employment with the Company prior to a change of control.

Additionally, under the term of the Company’s Stock Incentive Plan, accelerated vesting of both outstanding stock options and restricted stock grants will occur in the event of a change in control. Typically, the payments relating to stock options represent the value of the unvested and accelerated stock options, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the Company’s Common Stock on the applicable date. At December 31, 2017, Mr. Milleson and Mr. McCarty had unvested stock grants totaling 3,600 and 2,551 shares, respectively. Mrs. Chappell had unvested stock grants totaling 2,000 shares. For Mr. Milleson and Mr. McCarty, the value of the accelerated vesting of their stock grants was $115,200 and $81,632, respectively at December 31, 2017. For Mrs. Chappell the value of the accelerated vesting of her stock grants was $64,000 at December 31, 2017.

Potential Payments Upon Involuntary Termination Without Cause or Good Reason

In the event Mr. Milleson and Mr. McCarty is terminated without cause or resigns for good reason, their employment agreements with the Company provide for monthly payments equal to one-twelfth of their annual base salary for the remainder of the then current term of the Agreement, a payment in cash equal to the greater of their highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that they were designated to receive under the Company’s annual incentive plan, the continued

benefit to them for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which they were entitled to participate prior to his termination and reasonable out-placement services paid by the Company up to an amount that does not exceed 10% of annual base salary. The amount of cash bonus received under the Company’s 2017 annual incentive was $83,250, or 22.50% of his base salary, for Mr. Milleson. The amount of cash bonus received under the Company’s 2017 annual incentive was $46,620, or 18.50% of his base salary, for Mr. McCarty.

In the event Mrs. Chappell is terminated without cause or resigns for good reason, her employment agreements with the Company provides for monthly payments equal to one-twelfth of her annual base salary for the remainder of the then current term of the Agreement, a payment in cash equal to the greater of her highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that she was designated to receive under the Company’s annual incentive plan and the continued benefit to them for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which she was entitled to participate prior to her termination. The amount of cash bonus received under the Company’s 2017 annual incentive was $30,300, or 15.00% of her base salary, for Mrs. Chappell.

The following table shows potential payments to the Company’s named executive officers under existing employment agreements, plans or arrangements for various events involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2017 termination date, and where applicable, using the closing price of our Common Stock of $32.00 at December 31, 2017.

Potential Payments Upon Termination of Employment or Change in Control

			Termination
			Without Cause or
		Termination	Resignation
		Without Cause or	For Good Reason
		Resignation	After Change	Death	Disability
Name	Benefit	For Good Reason	in Control	Benefits	Benefits
John R. Milleson	Post-Termination Compensation	$370,000	$370,000	$30,833	$—
President and Chief	Non-Equity Incentive Plan Compensation	122,625	122,625
Executive Officer	Early vesting of Restricted Stock	76,800	76,800
	Health and welfare benefits continuation	11,868	11,868
	401(k) contributions	38,432	38,432
	Early vesting of Performance Stock	38,400	38,400
	Early vesting of Stock Options	—	—
	Out-placement services (1)	37,000	37,000
	Excess change in control payment over amounts payable above	—	586,577

	Total Value	$695,125	$1,281,702	$30,833	$—

James W. McCarty, Jr.	Post-Termination Compensation	$252,000	$252,000	$21,000	$—
Executive Vice President	Non-Equity Incentive Plan Compensation	68,220	68,220
and Chief Administrative Officer	Early vesting of Restricted Stock	54,432	54,432
	Health and welfare benefits continuation	7,759	7,759
	401(k) contributions	32,760	32,760
	Early vesting of Performance Stock	27,200	27,200
	Early vesting of Stock Options	—	—
	Out-placement services (1)	25,200	25,200
	Excess change in control payment over amounts payable above	—	464,433

	Total Value	$467,571	$932,004	$21,000	$—

Kathleen J. Chappell	Post-Termination Compensation	$202,000	$202,000	$16,833	$—
Vice President and	Non-Equity Incentive Plan Compensation	44,700	44,700
Chief Financial Officer	Early vesting of Restricted Stock	48,000	48,000
	Health and welfare benefits continuation	10,220	10,220
	401(k) contributions	24,240	24,240
	Early vesting of Performance Stock	16,000	16,000
	Early vesting of Stock Options	—	—
	Excess change in control payment over amounts payable above	—	307,333

	Total Value	$345,160	$652,493	$16,833	$—

(1)	This amount has been estimated using the most conservative approach of 10% of annual base salary.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed the firm of Yount, Hyde & Barbour, P.C., as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2018. Yount, Hyde & Barbour, P.C., as independent public accountants, audited the consolidated financial statements of the Company for the fiscal years ending December 31, 2017 and 2016. Prior to appointment as independent public accountants, Yount, Hyde & Barbour, P.C. had provided internal audit services to the Company and the Bank since 2005. Representatives of Yount, Hyde & Barbour, P.C., are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2018. A majority of the votes cast by the holders of our common stock is required for the ratification of the appointment of Yount, Hyde & Barbour, P.C., as our independent registered public accounting firm. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

AUDIT INFORMATION

Audit Committee Report

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee on March 8, 2018.

Management is responsible for the establishment and maintenance of the Company’s internal controls over financial reporting, assessing the effectiveness of those internal controls over financial reporting, maintaining the financial reporting process to ensure the accuracy and integrity of the Company’s consolidated financial statements, and compliance with laws and regulations and ethical business standards. The independent registered accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the Company’s internal controls over financial reporting, expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged for the purpose of issuing an audit report and performing other audit, review, or attestation services for the Company. The Audit Committee also monitors and oversees the accounting and financial reporting processes of the Company on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2017 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies, and practices used and significant reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard AS 1301, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal auditor and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring the progress of remediation of noted control deficiencies, until resolved.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission on March 15, 2018.

Audit Committee

James R. Wilkins, Jr., Chairman

Scott M. Hamberger

Robert E. Sevila

Robert W. Smalley, Jr.

Randall G. Vinson

Fees of the Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2017 and 2016 and for the review of the financial statements included in the Quarterly Reports on Form 10-Q for those fiscal years were $103,200 and $71,100, respectively.

Audit Related Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2017 and 2016 were $8,970 and 8,000, respectively. Audit related fees included consultation concerning financial accounting and reporting standards and employee benefit plan audits.

Tax Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services related to taxes during the fiscal years ended December 31, 2017 and 2016 were $9,580 and $8,200, respectively.

All Other Fees. The aggregate other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2017 and 2016 were zero.

Audit Committee Pre-Approval Policy

All audit and audit related services performed by Yount, Hyde & Barbour, P.C. were pre-approved in accordance with the Audit Committee’s Charter. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of such services does not impair the registered public accounting firm’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2019 Annual Meeting must cause such proposal to be received, in proper form, by the Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611, no later than December 14, 2018, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2019 Annual Meeting on May 14, 2019.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate Directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, written notice must be received by the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2019 Annual Meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2019 Annual Meeting, notice must be received by the Secretary of the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2019 Annual Meeting. The notice must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based on an anticipated meeting date of May 14, 2019 for the 2019 Annual Meeting, the Company must receive any notice of nomination or other business no later than March 15, 2019 and no earlier than February 13, 2019.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2017 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (excluding exhibits) as filed with the Securities and Exchange Commission, is being mailed to Shareholders with this Proxy Statement. A copy of the Annual Report may also be obtained without charge by writing to James W. McCarty, Jr., Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611. The Annual Report is not part of the proxy solicitation materials.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters to be presented for consideration at the Annual Meeting other than as set forth herein. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

James W. McCarty, Jr.
Executive Vice President,
Chief Administration Officer and Secretary-Treasurer

April 13, 2018

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE FINANCIAL SERVICES, INC.

May 15, 2018

GO GREEN

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2018:

The Notice and Proxy Statement and Annual Report to Shareholders

are available at http://www.bankofclarke.com/2018annualmeeting.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

⬛ 20430000000000000000 8	051518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors: To elect four Class III Directors for the terms indicated in the Proxy Statement, as instructed below.				2.	The ratification of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

☐ FOR ALL NOMINEES	NOMINEES: CARY R. CLAYTOR	Class III
	MARY BRUCE GLAIZE	Class III
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	RANDALL G. VINSON JAMES R. WILKINS, JR.	Class III Class III		3.	To vote in accordance with their best judgment on such other business, if any, that may properly come before the meeting.
☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

☐                    ⬛

EAGLE FINANCIAL SERVICES, INC.

Proxy for 2018 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

The undersigned hereby appoints Messrs. Thomas T. Byrd, Douglas C. Rinker and Robert W. Smalley, Jr., or any one of them, as proxies, with the power of substitution in each, to act for the undersigned, as designated below, with respect to all of the Company’s Common Stock held of record by the undersigned on April 2, 2018, at the Annual Meeting of Shareholders to be held at the John H. Enders Fire Company Social Hall, Berryville, VA on Tuesday, May 15, 2018 at 5:30 p.m., and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed under Election of Directors and FOR Proposal Two.

(Continued and to be signed on the reverse side)

⬛ 1.1	14475 ⬛